Exhibit 99.1

Alset Capital Acquisition Corp. Announces Execution of Merger Agreement

with HWH International Inc.

Bethesda, MD / Accesswire / September 12, 2022 / Alset Capital Acquisition Corp. (NASDAQ: ACAX) (“ACAX”), a special purpose acquisition corporation sponsored by Alset Acquisition Sponsor LLC, announced the execution of an agreement and plan of merger with HWH International Inc. (“HWH”), a fast growing purpose-driven lifestyle company (the “Merger Agreement”) that will result in HWH becoming a publicly listed company (the “Business Combination”). The transaction has been approved by the Board of Directors of both ACAX and HWH and is expected to be consummated in the fourth quarter of 2022, subject to regulatory and stockholder approval by the stockholders of ACAX and the stockholder of HWH and the satisfaction of certain other customary closing conditions.

HWH operates a purpose-driven business model that helps individuals develop new pathways in their pursuit of Health, Wealth, and Happiness. HWH operates a membership model where individuals pay an upfront membership fee to become members and receive discounted access to products and services offered by its affiliates, namely HWH Marketplace, Hapi Travel Destinations, Hapi Café and Hapi Wealth Builder.

Upon the closing of the Business Combination, the combined company is expected to operate under the name HWH International Inc. and remain a NASDAQ-listed public company trading under a new ticker symbol. HWH’s executive management team will continue to lead the combined company. There can be no assurance that the combined company will remain listed on NASDAQ.

Mr. Chan Heng Fai, Chairman and Chief Executive Officer of ACAX, said, “We are excited to have HWH for this business merger and look forward to consummating this transaction. We believe that, with the value proposition HWH brings to this transaction, it is well-positioned for substantial growth and sustainability. We view the transaction valuation as highly attractive to investors. We believe that through our merger, coupled with the management’s background in successfully building businesses, including through targeted M&A, it has the potential to create significant value for stockholders over time.”

Upon consummation of the Business Combination, the existing stockholders of ACAX will receive one common share of HWH for every 10 of ACAX’s rights and ACAX’s warrants will become exercisable for HWH’s common shares at $11.50 per share.

The description of the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement relating to the transaction. For additional information, see ACAX’s Current Report on Form 8-K, which will be filed promptly and can be obtained at the website of the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

Advisors

EF Hutton, division of Benchmark Investments, LLC, is serving as capital markets advisor to ACAX. Sichenzia Ross Ference LLP is serving as legal advisor to ACAX.

About HWH International Inc.

HWH is a purpose-driven lifestyle company enabling home-based people in the new GIG economy to create lasting wealth. Developing new pathways in the aid of helping people in their pursuit of Health, Wealth and Happiness.

About Alset Capital Acquisition Corp.

Alset Capital Acquisition Corp. is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses except any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

Shares of ACAX currently trade on the NASDAQ under the symbol “ACAX”, warrants trade under the symbol “ACAXW” and rights trade under the symbol “ACAXR”. Units trade under the symbol “ACAXU.”

Forward Looking Statement

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “target,” “aim,” “plan,” “project,” “forecast,” “should,” “would,” or variations of such words or by expressions of similar meaning. Such forward-looking statements, including statements regarding anticipated financial and operational results, projections of market opportunity and expectations, the estimated post-transaction enterprise value, the advantages and expected growth of the combined company, the cash position of the combined company following closing, the ability of HWH and ACAX to consummate the proposed Business Combination Agreement and the timing of such consummation, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: HWH’s limited operating history; HWH’s ability to manage growth; HWH ‘s ability to execute its business plan; HWH’s estimates of the size of the markets for its business; HWH’s ability to identify and integrate acquisitions; general economic and market conditions impacting demand for HWH’s products and services; the inability to complete the proposed transactions; the inability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, the amount of cash available following any redemptions of Class A common stock of ACAX by its public stockholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transactions; costs related to the proposed transactions; and such other risks and uncertainties as are discussed in the proxy statement to be filed relating to the Business Combination Agreement. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

Each of HWH and ACAX expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in HWH’s or ACAX’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

For investor and media inquiries, please contact:

Alset Capital Acquisition Corp.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Attn: Anthony S. Chan

anthony@alsetinternational.com

301-971-3955